UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

NETSCOUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 22, 2023, NetScout Systems, Inc. (the “Company” or “NetScout”) entered into a First Amendment Agreement (the “First Amendment”) of its Second Amended and Restated Credit Agreement, dated as of July 27, 2021 (the “Existing Credit Agreement”; as amended by the First Amendment, the “Amended Credit Agreement”), by and among: the Company, as borrower; certain subsidiaries of the Company, as loan parties; the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

The parties entered into the First Amendment in order to remove and replace the LIBOR-based interest rate benchmark provisions for U.S. dollar-denominated loans with interest rate benchmark provisions for U.S. dollar-denominated loans based on a term secured overnight financing rate (“SOFR”). The First Amendment provides that U.S. dollar-denominated advances under the Credit Agreement will bear interest at a term SOFR rate plus a credit spread adjustment of 0.10% or an Alternate Base Rate (defined in a customary manner), at the option of the Company, plus a margin that ranges from 1.00% per annum for Alternate Base Rate loans and 2.00% per annum for term SOFR loans if the Company’s consolidated gross leverage ratio is greater than 3.50 to 1.00, down to 0.00% per annum for Alternate Base Rate loans and 1.00% per annum for term SOFR loans if the Company’s consolidated gross leverage ratio is equal to or less than 1.50 to 1.00. Interest on Alternate Base Rate loans is payable at the end of each calendar quarter. Interest on term SOFR loans is payable at the end of each interest rate period or at the end of each three-month interval within an interest rate period if the period is longer than three months. Letter of credit participation fees are payable to each lender providing the letter of credit subfacility on the amount of such lender’s letter of credit exposure, at a rate per annum equal to the applicable margin for term SOFR loans.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement which is attached to the First Amendment, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

10.1	First Amendment Agreement, dated as of February 22, 2023, to the Second Amended and Restated Credit Agreement, dated as of July 27, 2021, by and among NetScout Systems, Inc., as borrower; certain subsidiaries of NetScout Systems, Inc., as loan parties; the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent, attaching Second Amended and Restated Credit Agreement, dated as of July 27, 2021 (as amended by the First Amendment Agreement), by and among NetScout Systems, Inc., as borrower; JPMorgan Chase Bank, N.A., as administrative agent and collateral agent; JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities Inc., RBC Capital Markets, PNC Capital Markets LLC and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners; Santander Bank, N.A., U.S. Bank National Association, Fifth Third Bank, National Association, Silicon Valley Bank and TD Bank, N.A. as co-documentation agents; and the lenders and issuing banks party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Chief Financial Officer

Date: February 24, 2023